As filed with the Securities and Exchange Commission on April 15, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3728	39-5113483
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1332 Blue Hills Avenue

Bloomfield, CT 06002

Telephone: (860) 243-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Perhamus

President and Chief Executive Officer

1332 Blue Hills Avenue

Bloomfield, CT 06002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shane Tintle Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Craig Marcus Tristan VanDeventer Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 569-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-294577

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by Arxis, Inc. (the “Registrant”) by 3,178,774 shares, 414,623 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form S-1, as amended (File No. 333-294577), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on April 15, 2026, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of KPMG LLP

23.2	Consent of RSM US LLP

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney of certain directors and officers (included on signature page to the Registration Statement on Form S-1 (File No. 333-294577, filed on March 20, 2026 and incorporated herein by reference)

107	Filing Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bloomfield, Connecticut, on April 15, 2026.

Arxis, Inc.

By:	/s/ Kevin Perhamus
Name: Kevin Perhamus
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 15, 2026 in the capacities indicated:

/s/ Kevin Perhamus	President, Chief Executive Officer and Director
Kevin Perhamus	(principal executive officer)

/s/ Azad Badakhsh	Chief Financial Officer and Treasurer
Azad Badakhsh	(principal financial officer)

/s/ Ryan Jankowski	Chief Accounting Officer
Ryan Jankowski	(principal accounting officer)

*	Chairman and Director
Rajeev Amara

*	Director
Shyam Ravindran

*	Director
Patrick Allen

*	Director
Stephen Oetgen

/s/ Jennifer Allen
Jennifer Allen Attorney-in-fact